UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On November 15, 2011, the operating partnership of Strategic Storage Trust, Inc. (the “Registrant”) and five of the operating partnership’s wholly-owned special purpose entities (SPEs) that own the properties noted below entered into that certain Amended and Restated Credit Agreement pursuant to which KeyBank National Association (“KeyBank”) provided the operating partnership with up to $30 million in financing commitments under a revised revolving credit facility (the “Restated KeyBank Credit Facility”) described below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Restated KeyBank Credit Facility

At closing, the operating partnership drew down approximately $20 million under the Restated KeyBank Credit Facility, which is secured by the Registrant’s Las Vegas III, Las Vegas VI, Los Angeles – La Cienga, Hampton and SF Bay Area – Gilroy properties. The Registrant used the proceeds of the Restated KeyBank Credit Facility to repay the Registrant’s prior credit facility with KeyBank, which had a balance of approximately $19.7 million and was to mature on December 28, 2011. The Registrant intends to utilize the remaining commitments to fund future acquisitions. The Restated KeyBank Credit Facility has a term of three years, maturing on November 15, 2014, subject to two, one-year extension options (subject to the fulfillment of certain conditions), and requires monthly interest-only payments. During the first 18 months of the term of the Restated KeyBank Credit Facility, upon the operating partnership’s request for additional funding, KeyBank agreed to use its best efforts to arrange commitments for up to $120 million in additional financing in minimum increments of $10 million (the “Accordion Amount”).

Under the terms of the Restated KeyBank Credit Facility, the operating partnership has the option of selecting one of three variable interest rates, which have applicable spreads that vary based on the operating partnership’s total leverage ratio. The operating partnership elected to have a Daily LIBOR rate apply to the initial approximately $20 million draw, which equaled an initial interest rate of approximately 2.65%. The operating partnership may change this election from time to time, as provided in the agreement.

The Restated KeyBank Credit Facility is secured by cross-collateralized first mortgage liens or first lien deeds of trust on all properties refinanced or acquired using borrowings thereunder and is cross-defaulted to the KeyBank Working Capital Line (defined below) and any other recourse debt of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate. The operating partnership may prepay the Restated KeyBank Credit Facility, in whole or in part, at any time without penalty. Pursuant to that certain Amended and Restated Guaranty dated November 15, 2011 in favor of KeyBank, the Registrant serves as a guarantor of the full balance due under the Restated KeyBank Credit Facility.

In connection with the Restated KeyBank Credit Facility, the operating partnership paid customary lender fees, legal fees and other expenses. The operating partnership will be required to pay an unused commitment fee, as well as additional lender fees upon the exercise of each extension option and for any additional commitments pursuant to the Accordion Amount. If additional commitments are obtained pursuant to the Accordion Amount, any borrowings thereunder would be on substantially similar terms as described above. The Restated KeyBank Credit Facility contains a number of customary representations, warranties, indemnities and covenants, including, but not limited to (as defined therein), a maximum total leverage ratio (beginning at 60% and decreasing to 55% over the term) and a minimum interest coverage ratio (beginning at 1.65 to 1 and increasing to 1.75 to 1), fixed charge ratio (beginning at 1.40 to 1 and increasing to 1.50 to 1) and tangible net worth of at least $175 million, the violation of which would constitute an event of default if not cured within 10 business days.

This description is qualified in its entirety by the Amended and Restated Credit Agreement and the Amended and Restated Guaranty, which are attached as exhibits hereto.

KeyBank Working Capital Line

On November 15, 2011, the operating partnership and the same five SPEs entered into a separate credit agreement pursuant to which KeyBank provided the operating partnership with up to $10 million in financing commitments under a working capital line of credit (the “KeyBank Working Capital Line”), none of which was drawn down by the operating partnership at closing. The Registrant serves as a guarantor of the full balance due under the KeyBank Working Capital Line. The KeyBank Working Capital Line is secured by the collateral that secures the Restated KeyBank Credit Facility as well as a pledge of the net offering proceeds from the Registrant’s ongoing public offering. The KeyBank Working Capital Line has a term of one year, maturing on November 15, 2012, subject to two, one-year extension options (subject to the fulfillment of certain conditions), and requires monthly interest-only payments. The operating partnership is required to reduce the outstanding balance to $5 million or less for a period of five days during each nine-month period during the term of the KeyBank Working Capital Line. The KeyBank Working Capital Line is cross-defaulted to the Restated KeyBank Credit Facility and any other recourse debt of $25 million or greater in the aggregate or non-recourse debt of $75 million or greater in the aggregate.

Under the terms of the KeyBank Working Capital Line, the operating partnership has the option of selecting one of three variable interest rates, which have applicable spreads. The operating partnership may change this election from time to time, as provided in the agreement.

In connection with the KeyBank Working Capital Line, the operating partnership paid customary lender fees, legal fees and other expenses. The operating partnership will be required to pay an unused commitment fee, as well as additional lender fees upon the exercise of each extension option. The KeyBank Working Capital Line is subject to similar representations, warranties, indemnities and covenants as those described above for the Restated KeyBank Credit Facility.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Amended and Restated Credit Agreement for the Restated KeyBank Credit Facility dated November 15, 2011

10.2	Amended and Restated Guaranty for the Restated KeyBank Credit Facility dated November 15, 2011

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: November 18, 2011	By:	/s/ MICHAEL S. MCCLURE
Michael S. McClure
Executive Vice President,
Chief Financial Officer and Treasurer